Exhibit 99.1
Corporate Governance Guidelines
Gen-Probe incorporated
Adopted as of December 10, 2009

Gen-Probe incorporated
Corporate Governance Guidelines
The following Corporate Governance Guidelines have been adopted by the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”) to assist the Board in the exercise of its responsibilities. These Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view toward complying with all legal requirements and enhancing long-term stockholder value. These Corporate Governance Guidelines are not intended to change or interpret any Federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or Bylaws of the Company. These Corporate Governance Guidelines are subject to modification from time to time by the Board.
The Role of the Board and Management
The Board oversees the management of the Company and its business and represents the interests of the Company’s stockholders in optimizing long-term value by providing the Company with guidance and strategic oversight. A director is expected to act with professionalism and integrity and spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. A director who is unable to attend a meeting (which it is understood may occur on occasion, but only for good cause) is expected to notify the Chairman of the Board or the Chairperson of the appropriate committee in advance of such meeting.

The Board’s Goals
The Board’s goal is to build long-term value for the Company’s stockholders and to consider and take into account the interests of other parties (including employees, customers, suppliers, government officials and the public at large). To achieve this goal the Board will monitor both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the chief executive officer, who shall be the highest ranking employee executive of the Company (the “Chief Executive Officer”), and offer him or her constructive advice and feedback. When it is appropriate or necessary, it is the Board’s responsibility to remove the Chief Executive Officer and to select his or her successor.
Selection of the Chairman of the Board
The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board shall be free to choose the Chairman of the Board in the way that it deems best for the Company at any given point in time.
Board Composition, Size and Membership Criteria
Size of the Board
The authorized number of directors shall not be more than twelve (12) nor less than five (5), with the actual number of authorized directors within this range to be fixed from time to time by resolution of the Board.

Selection of New Directors
The Board shall be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee shall also consider advice and recommendations from other Board members as it deems appropriate.
Stockholder Ratification of Newly Appointed Directors
The Board believes that it is important to provide stockholders with an opportunity to consider and ratify the Board’s appointment of any new director. Accordingly, whenever the Board appoints a new director, the Board will submit the appointment to the stockholders for ratification at the next regularly scheduled annual meeting of stockholders. If the appointment is ratified by the stockholders, the Board member shall continue to serve the remaining term of the class of directors to which he or she was appointed by the Board. If the appointment is not ratified by the stockholders, the Board member will be expected to promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days of the date of the annual meeting at which the appointment was submitted for ratification. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, such director shall continue to serve the remaining term of the class of directors to which he or she was appointed by the Board.
Board Membership Criteria
Nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance Committee shall be responsible for assessing the appropriate balance of criteria required of Board members. Each director shall be expected, within 5 years following his or her election to the Board, to own stock in the Company in an amount equal to 3 times his or her annual retainer.
Other Public Company Directorships
After becoming a member of the Company’s Board, a director shall notify the Board in advance of accepting an appointment to sit on the board of directors of another public or other company (or comparable governing body). The Nominating and Corporate Governance Committee generally discourages service on more than four other public company boards and will consider the number of such boards on which a prospective nominee is a member when formulating its Board membership recommendations.

Independence of the Board
The Board shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under Nasdaq listing standards.
The Board, through its Nominating and Corporate Governance Committee, shall review annually the relationships that each director has with the Company (either directly or as a partner, substantial shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under Nasdaq listing standards or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence.
Lead Independent Director
If the Chairman of the Board is not an Independent Director, the Board, upon recommendation of the Nominating and Corporate Governance Committee, will designate one of the Independent Directors on the Board to serve as a lead Independent Director (the “Lead Independent Director”). The Lead Independent Director’s duties will include, to the extent appropriate, leading the process of evaluating the Board with the coordination of the Nominating and Corporate Governance Committee; coordinating the agenda for all meetings and leading executive sessions of the Board’s Independent Directors; and facilitating communications between members of the Board and the

Chairman and or Chief Executive Officer. The Lead Independent Director shall serve as the Vice Chairman of the Board in the absence of the Chairman of the Board.
In performing the duties described above, the Lead Independent Director is expected to consult with the Chairpersons of the appropriate Board committees and solicit their participation.
Directors Who Change Their Job Responsibility During Tenure
Directors who are also employees of the Company are expected to offer their resignations from the Board at the same time they leave employment with the Company, unless a majority of the Board approves his or her retention of membership before or after the resignation is offered.
Any non-employee director who retires or changes the position held when he/she became a member of the Board should promptly following any such event determine whether he/she intends to continue to serve as a director, and if so notify the Nominating and Corporate Governance Committee of that fact. The Committee shall review the continued appropriateness of the affected director remaining on the Board under the circumstances. The affected director is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation following such review.
Director Tenure
In connection with each director nomination recommendation, the Nominating and Corporate Governance Committee shall consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. An individual director’s renomination is dependent upon review of such director’s performance, as well as a suitability review, each to be conducted by the Nominating and Corporate Governance Committee in connection with each director nomination recommendation.
Board Compensation
A director who is also an officer of the Company shall not receive additional compensation for service as a director.
The Company believes that compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, options to purchase Company stock or similar compensation. The Compensation Committee will periodically review the level and form of the Company’s director compensation including how such compensation relates to director compensation of companies of comparable size, industry and complexity. Such review will also include a review of all forms of compensation to the Company’s directors. Changes to director compensation will be proposed to the full Board for consideration.
Any and all compensation paid or provided by the Company to any member of the Audit Committee (other than standard Director’s fees, including any additional amounts paid to the chair of a committee and to members of committees of the Board) shall be disclosed to and approved by the full Board.

Separate Sessions of Non-Management Directors
The non-management directors of the Company shall meet in executive session without management on a regularly scheduled basis, but no less than four times a year and generally in connection with each meeting of the Board. The Lead Independent Director shall preside at such executive sessions, or in such director’s absence, another Independent Director designated by the Independent Directors present, shall preside at such executive sessions.
Disclosure of Nominating and Corporate Governance Committee
Functions and Communications between Stockholders and the Board
As part of providing stockholders with a means by which to communicate with members of the Board and improving the transparency of Board operations, the Company will include in its proxy materials (or place on its website and disclose the website address in its proxy materials) information as required under Nasdaq listing standards or under applicable law regarding the operation of the Nominating and Corporate Governance Committee, the process by which stockholders can send communications to the Board and, if applicable, to individual directors, and a description of the Company’s policy with regard to Board members’ attendance at annual meetings and a statement of the number of Board members who attended the prior year’s annual meeting.
Board Evaluation
The Nominating and Corporate Governance Committee will sponsor an annual -assessment of the Board’s performance as a group, the performance of all directors, and the performance of each committee of the Board. The results of the assessment will be discussed with the full Board and each committee. The assessment should include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating and Corporate Governance Committee will utilize the results of this self-evaluation process in assessing and determining the changes that may be required in the Board’s procedures and role, characteristics and critical skills required of prospective candidates for election to the Board, recommendations to the Board with respect to prospective candidates, recommendations to the Board concerning the nominations of directors for re-election, and assignments of Board members to various committees.
Strategic Direction of the Company
Normally it is management’s job to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results. However, as a practical matter, the Board and management will be better able to carry out their respective strategic responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other members of top management, and all other Board members. To facilitate such discussions, members of senior management who are not directors may be invited to participate in Board meetings when appropriate.

Board Access to Management and Outside Advisors
Board members shall have access to the Company’s management and, as appropriate, to the Company’s outside advisors. Any meetings or contacts that a Board member wishes to initiate should be arranged through the Chief Executive Officer, the Secretary, or where appropriate, directly by the Board member. Board members will use judgment to assure that this access is not distracting to the business operations of the Company.
The Board and its committees (consistent with the provisions of their respective charters) have the authority to retain such outside counsel, experts and other advisors as they determine necessary to assist them in the performance of their functions.
Attendance of Management Personnel at Board Meetings
The Board encourages the Chief Executive Officer to bring members of management from time to time into Board meetings to (i) provide management insight into items being discussed by the Board which involve members of management; (ii) make presentations to the Board on matters which involve members of management; and (iii) expose members of management with significant potential for advancement to the Board for its appraisal. Attendance of such management personnel at Board meetings is at the discretion of the Board. Should the Chief Executive Officer desire to add additional members of management as attendees on a regular basis, this suggestion should be presented to the Board for its concurrence.

Board Interaction with Institutional Investors,
Analysts, Press and Customers
The Board believes that management should speak for the Company. Each director shall refer all inquiries from institutional investors, analysts, the press or customers to the Chief Executive Officer or his or her designee.
Board Orientation and Continuing Education
     The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict of interest policies, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. Each director is expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director. The Company will pay the reasonable expenses for any Board member who wishes to attend an appropriate educational program for corporate directors, for one program in each calendar year. The Secretary shall report to the Board annually on the status of director continuing education and new director orientation.

Board Meetings
Frequency of Meetings
At least one regularly scheduled meeting of the Board shall be held quarterly; other meetings shall be held as determined by the Board.
Selection of Agenda Items for Board Meetings
The Chairman of the Board, in consultation with the Lead Independent Director and the Chief Executive Officer, shall prepare a general agenda of items to be considered by the Board at each of its specified meetings during the year. Each Board member shall be free to suggest inclusion of items on the agenda as well as free to raise at any Board meeting subjects that are not specifically on the agenda for that meeting.
Board Materials
Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.
Committee Matters
Number and Names of Board Committees
The Company shall have three standing committees: Audit, Nominating and Corporate Governance, and Compensation. The purpose and responsibilities for each of these committees shall be outlined in written committee charters adopted by the Board. The Board may want, from time to time, to form a new committee or disband a current committee depending on the circumstances. In addition, the Board may determine to form ad hoc committees from time to time, and determine the composition and areas of competence of such committees.
Independence of Board Committees
Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee shall be composed entirely of Independent Directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee. All other standing Board committees, if any, shall be chaired by Independent Directors.
Assignment and Rotation of Committee Members
The Nominating and Corporate Governance Committee shall be responsible for making recommendations to the Board with respect to the assignment of Board members to various committees and the designation of the Lead Independent Director. After reviewing the Nominating and Corporate Governance Committee’s recommendations, the Board shall be responsible for appointing the committee chairpersons, members to the committees and the Lead Independent Director on an annual basis or other periodic basis, giving consideration to the timing of the annual stockholders’ meetings.
The Nominating and Corporate Governance Committee shall annually review the committee assignments and shall consider the rotation of the chairpersons, members of the committees and the Lead Independent Director with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.
Leadership Development
Selection of the Chief Executive Officer
The Board shall be responsible for identifying potential candidates for, and selecting, the Company’s Chief Executive Officer. In identifying potential candidates for, and selecting, the Company’s Chief Executive Officer, the Board shall consider, among other things, a candidate’s experience, understanding of the Company’s business environment, leadership qualities, knowledge, skills, expertise, integrity and reputation in the business community. Based on these criteria, the Board shall evaluate the suitability of potential candidates qualified to serve as the Chief Executive Officer. It is anticipated that the Board may form a Succession Planning Committee from time-to-time to assist the Board with selection of a Chief Executive Officer.
Evaluation of the Chief Executive Officer
The Compensation Committee will provide the Chief Executive Officer with an annual performance review for the prior year. The following steps will be utilized to carry out this review:

•	The Chief Executive Officer will provide the Compensation Committee with a self-evaluation, either orally or in writing, promptly after the end of each fiscal year.

•	The Compensation Committee will use this information to make an assessment of the Chief Executive Officer’s performance for the prior year. The Compensation Committee’s assessment shall take into account:
•	The Company’s performance and the Chief Executive Officer’s contribution to it, both compared to competitors and the Company’s own strategic goals;

•	Achievement of personal goals set by the Chief Executive Officer for the year, as part of his or her self-evaluation; and

•	Other aspects of the Chief Executive Officer’s performance which the Compensation Committee deems relevant.
The Compensation Committee will provide a report of their assessment to the non-management directors in executive session at a Board meeting. The Chairperson of the Compensation Committee and/or the Lead Independent Director will meet with the Chief Executive Officer to discuss the Board’s assessment.

Succession Planning
The Board shall plan for the succession to the position of the Chief Executive Officer. To assist the Board, the Chief Executive Officer shall prepare and distribute to the Board an annual report on succession planning for all senior officers of the Company with an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions. In addition, the Chief Executive Officer shall prepare, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the Company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties. The short-term succession plan shall be reviewed by the Board and shall be kept current and in effect until the Board has the opportunity to consider the situation and take action, when necessary.
Management Development
The Board shall from time to time ensure that a satisfactory system is in effect for education, development, and orderly succession of senior and mid-level managers throughout the Company.

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